UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 18, 2007

B. F. SAUL REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-7184	52-6053341
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 4.02(a):	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The B. F. Saul Real Estate Investment Trust (the “Trust”) operates as a Maryland real estate investment trust. The principal business activities of the Trust are the ownership of 80% of the outstanding common stock of Chevy Chase Bank, F.S.B. (the “Bank”) whose assets accounted for 96% of the Trust’s consolidated assets as of its fiscal year ended September 30, 2006 and the ownership and development of income-producing properties. The Bank has determined that it misclassified certain cash flows from the sales of loans which were originated for investment and subsequently transferred to loans held for securitization and/or sale in its Consolidated Statements of Cash Flows for the quarter ended December 31, 2006 and the years ended September 30, 2006, 2005 and 2004. Those cash flows were reported as cash flows from operating activities rather than as cash flows from investing activities. The misclassification relates only to the Consolidated Statements of Cash Flows for those periods. The Consolidated Balances Sheets, Consolidated Statements of Operations and Consolidated Statements of Comprehensive Income and Changes in Stockholders’ Equity are not impacted.

On April 18, 2007, the Audit Committee of the Trust agreed with management’s recommendation that the previously issued Consolidated Statements of Cash Flows for the quarter ended December 31, 2006, and for the years ended September 30, 2006, 2005 and 2004, and for each of the quarterly periods in those fiscal years should no longer be relied upon and the Consolidated Statements of Cash Flows for the quarter ended December 31, 2006, and for the years ended September 30, 2006, 2005 and 2004 should be restated. These matters have been discussed with the Trust’s independent registered public accounting firm.

Concurrently with this filing the Trust is filing an amended quarterly report on Form 10-Q for the quarter ended December 31, 2006, and an amended annual report on Form 10-K for the year ended September 30, 2006 containing the restated financial statements for those periods.

The impact on reported items in the Consolidated Statements of Cash Flows is shown below.

	Quarter ended December 31, 2006	Year Ended September 30,
		2006	2005	2004
	(unaudited)	(in thousands)
Reported amounts
Proceeds from sales of loans held for securitization and/or sale	$910,921	$5,141,038	$6,316,045	$5,810,798
Net cash provided by (used in) operating activities – Banking	(83,862)	1,271,157	959,295	(228,183)
Net cash provided by (used in) operating activities – Consolidated	(69,247)	1,312,190	1,008,358	(209,950)
Proceeds from sales of loans transferred to loans held for securitization and/or sale	—	—	—	—
Net cash used in investing activities – Banking	(8,477)	(1,180,761)	(1,887,548)	(1,102,528)
Net cash used in investing activities – Consolidated	(32,332)	(1,326,419)	(1,924,879)	(1,125,578)

Amended amounts – (unaudited)
Proceeds from sales of loans held for securitization and/or sale	909,032	4,959,043	5,910,562	5,552,586
Net cash provided by (used in) operating activities – Banking	(85,751)	1,089,162	553,812	(486,395)
Net cash provided by (used in) operating activities – Consolidated	(71,136)	1,130,195	602,875	(468,162)
Proceeds from sales of loans transferred to loans held for securitization and/or sale	1,889	181,995	405,483	258,212
Net cash used in investing activities – Banking	(6,588)	(998,766)	(1,482,065)	(844,316)
Net cash used in investing activities – Consolidated	(30,443)	(1,144,424)	(1,519,396)	(867,366)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. F. SAUL REAL ESTATE INVESTMENT TRUST
April 18, 2007
	By:	/s/ Stephen R. Halpin, Jr.
Stephen R. Halpin, Jr.
Vice President and Chief Financial Officer